Exhibit 10.1

DATED 31 December 2012

(1)                                 SCS CORPORATION LTD.

(2)                                 DANA PETROLEUM E&P LIMITED

- and -

(3)                                 TULLOW GUINEA LTD

NOVATION AND AMENDMENT AGREEMENT

- relating to -

the Operating Agreement for the Hydrocarbon Productive Sharing Contract, offshore Guinea

JOINT OPERATING AGREEMENT
NOVATION AND AMENDMENT AGREEMENT

THIS AGREEMENT is made and entered into this 31st day of December 2012

BETWEEN:

(1)                                 SCS CORPORATION LTD, a company organized and existing under the laws of the Cayman Islands (“SCS”);

(2)                                 DANA PETROLEUM E&P LIMITED, a company organized and existing under the laws of England (“Dana”); and

(3)                                 TULLOW GUINEA LTD, a company organized and existing under the laws of England and Wales (“Tullow”),

SCS, Dana and Tullow are sometimes herein referred to collectively as the “Parties” and individually as a “Party”.

RECITALS

A.                                    SCS and Dana are the current parties to a Hydrocarbon Production Sharing Contract with the Republic of Guinea acting through the Ministry of Mines and Geology of Guinea (the “Ministry”) dated 22 September 2006, as amended, in respect of a contract area  offshore Guinea (the “PSC”).

B.                                    SCS and Dana are the current parties to a Joint Operating Agreement dated 28 January 2010, (the “JOA”), which governs the conduct of petroleum operations in relation to the PSC and provides for the determination of the respective rights and obligations of the parties thereto.

C.                                    The Ministry, as evidenced by the issue of an Arrêté has authorized SCS and Farmee to enter into an Assignment pursuant to which SCS will assign a forty per cent (40%) Participating Interest in the PSC and the JOA to Tullow (the “Assigned Interest”) and SCS wishes to be released from and Tullow wishes to assume and perform the obligations and liabilities of SCS arising under the PSC and the JOA in respect of the Assigned Interest and to receive the benefits associated therewith, and the Parties have agreed to the execution of this Agreement on the terms set out herein.

IT IS AGREED as follows:

1.                                      Terms used in this Agreement which are not defined herein but are defined in the JOA or the PSC shall have meanings as set forth in the JOA or the PSC.

2.                                      “Assignment” shall mean the agreement between SCS and Tullow providing for the assignment and transfer of the Assigned Interest from SCS to Tullow.

3.                                      “Effective Date” of this Agreement is the date first above written.

4.                                      Article 3.2(A) of the JOA is hereby amended to read as follows:

The Participating Interests of the Parties as of the Effective Date are:

SCS	37.00%

Dana	23.00%

Tullow	40.00%

5.                                      With effect from the Effective Date:

(a)                                 SCS shall cease to have any right, interest or benefit in, and shall be released from all of the liabilities and obligations relating to, the Assigned Interest and Tullow shall assume the liabilities and perform the obligations and be entitled to the rights, interests and benefits attributable to the Assigned Interest as if Tullow had at all times been the owner of the Assigned Interest.

(b)                                 Tullow undertakes and covenants with each other Party to be bound by the terms of the PSC and the JOA in respect of the Assigned Interest and to assume, observe, perform, discharge and be bound by all the respective liabilities and obligations of SCS in place of SCS in respect of the Assigned Interest, as if Tullow had at all times been the owner of the Assigned Interest.

(c)                                  Each Party hereby releases and discharges SCS from the liabilities and obligations (and any claims and demands in respect thereof) assumed by Tullow pursuant to this Clause 5 hereof and each Party accepts the assumption of such liabilities and obligations by Tullow in the place of SCS, and Tullow hereby undertakes to indemnify and hold harmless each Party in respect of any claims, proceedings, injury, loss, damage, costs (including legal costs) or expense for which SCS would have been liable but for the release and discharge referred to herein.

6.                                      Dana confirms that it has waived any rights under Article 12.2(F)(I) of the JOA in relation to the transfer and assignment of the Assigned Interest.

7.                                      This Agreement shall be treated as constituting all actions, confirmations and undertakings required under the JOA in respect of the matters referred to herein.

8.                                      Subject as expressly provided in this Agreement, all other provisions of the JOA shall remain in full force and effect and binding on the Parties hereto.

9.                                     This Agreement shall only become effective in the event the Ministry has granted its final approval to the assignment of the Assigned Interest.

10.                               This Agreement may be executed in counterparts with the same effect as if all Parties had executed the same document, provided that no Party shall be bound to this Agreement unless and until all Parties have executed a counterpart.

11.                               Each reference in this Agreement (including the Recitals) to the JOA or PSC shall be construed and have effect as a reference to the same as it may have been so supplemented and/or amended and/or novated prior to the date hereof.

12.                               The applicable law and dispute resolution provisions of the JOA shall apply to this Agreement as if herein set out.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorised representatives as of the date first set forth above.

SCS CORPORATION LTD.

By:	/s/ P C Reinbolt

Name:	Paul C. Reinbolt

Title:	Director

DANA PETROLEUM E&P LIMITED

By:

Name:

Title:

TULLOW GUINEA LTD.

By:	/s/ Peter Sloan

Name:	Peter Sloan

Title:	Director